UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2021

RXR Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40148	86-1258996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 RXR Plaza Uniondale, NY		11556
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 506-6797

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth redeemable warrant	RXRAU	The Nasdaq Capital Market LLC
Class A common stock, par value $0.0001 per share	RXRA	The Nasdaq Capital Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at exercise price of $11.50 per share	RXRAW	The Nasdaq Capital Market LLC

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On April 21, 2021, RXR Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the shares of Class A common stock and warrants comprising the Units commencing on April 26, 2021. Those Units not separated will continue to trade on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “RXRAU,” and each of the Class A common stock and warrants that are separated will trade on the Nasdaq under symbols “RXRA” and “RXRAW,” respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 21, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2021	RXR ACQUISITION CORP.
	By:	/s/ Jason Barnett
Name: Jason Barnett
Title: General Counsel

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